UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2026

Pyxus International, Inc.
(Exact name of Registrant as specified in its charter)

Virginia	000-25734	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
6001 Hospitality Court, Suite 100
Morrisville, North Carolina 27560-2009
(Address of principal executive offices, including zip code)

(919) 379-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events
On November 10, 2026, Pyxus International, Inc. (the "Company") issued a press release announcing that it and its wholly-owned subsidiary, Pyxus Holdings, Inc. (the "Issuer"), have commenced a private offer to exchange (the "Exchange Offer") any and all of the Issuer’s outstanding 8.50% Senior Secured Notes due 2027 (the "Existing Notes") for the following consideration (the "Early Tender Exchange Consideration"):
•$344.37 in value of shares of the Company’s common stock (no par value) (such shares, the "Offered Shares") at a price of $3.25 per share (such consideration, the "Early Tender Equity Consideration"); and
•$675.90 in aggregate principal amount of new floating rate senior secured notes (such consideration, the "Early Tender Exchange Notes Consideration," and such notes, the "Exchange Notes") to be issued by the Issuer and guaranteed by specified parent and subsidiary guarantors, in each case, per $1,000 aggregate principal amount of Existing Notes validly tendered at or prior to 5:00 p.m., New York City time, on November 24, 2026 ("Early Tender Time") and accepted for exchange; or for the following consideration (the "Exchange Consideration"):
•$327.15 in value of the Offered Shares at a price of $3.25 per share (such consideration, together with the Early Tender Equity Consideration, "Equity Consideration"); and
•$642.11 in aggregate principal amount of Exchange Notes (such consideration, together with the Early Tender Exchange Notes Consideration, "Exchange Notes Consideration") to be issued by the Issuer and guaranteed by specified parent and subsidiary guarantors, in each case, per $1,000 aggregate principal amount of Existing Notes validly tendered after the Early Tender Time but at or prior to the Expiration Date (as defined below) and accepted for exchange.
In conjunction with the Exchange Offer, the Company is soliciting consents (the "Consent Solicitation") from the holders of the Existing Notes to amend the indenture governing the Existing Notes (the "Existing Notes Indenture"), the Existing Notes and the related intercreditor and security documents as necessary to, among other things, (i) eliminate most of the restrictive covenants and certain of the affirmative covenants applicable to the Existing Notes, (ii) eliminate the change of control repurchase obligation in the Existing Notes Indenture and the Existing Notes, (iii) subordinate in right of payment the Existing Notes and guarantees thereof to the Issuer’s existing and future senior indebtedness (including the Exchange Notes and its ABL credit agreement), (iv) eliminate certain events of default and (v) release all of the collateral securing the Existing Notes.
The Exchange Offer and the Consent Solicitation will expire at 5:00 p.m., New York City time, on December 10, 2026, unless extended or earlier terminated by the Company (such date and time, as the same may be extended or earlier terminated, the "Expiration Date").
A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any solicitation or offer will only be made pursuant to a separate disclosure statement and only to such persons and in such jurisdictions as permitted under applicable law.

Forward-Looking Statements
Statements in this report contain forward-looking statements. You can identify these forward-looking statements by use of words such as "strategy," "expects," "continues," "plans," "anticipates," "believes," "will," "estimates," "intends," "projects," "goals," "targets," "could," "should," and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events, except as required by law. The Company cannot guarantee that any forward-looking statement will be realized, although the Company believes it has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements in this Form 8-K. Any such forward-looking statement is qualified by reference to the following cautionary statements. These factors include the factors discussed under the heading "Risk Factors" in the Company’s Form 10-K for the fiscal year ended March 31, 2026, and its subsequently filed quarterly reports on Form 10-Q and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2026

PYXUS INTERNATIONAL, INC.

By:	/s/ T. David Singer

T. David Singer
Senior Vice President – Chief Legal Officer and Secretary